[Pharmacia & Upjohn, Inc. Letterhead]




                                                       January o, 1999


Miravant Medical Technologies
7408 Hollister Avenue
Santa Barbara, California  93117

Dear Sirs:

                  This letter will confirm our agreement as follows:

                  1. In the event that Miravant Medical Technologies ("Miravant") develops SnET2 (as defined in Section 1.28 of the Amended and Restated Development & License Agreement, of even date herewith, between Pharmacia & Upjohn AB and Miravant (the "Ophthalmology Agreement")) within the field of cardiovascular medicine (the "Field") or acquires such rights, Pharmacia & Upjohn, Inc. ("P&U") shall have a right of first negotiation to acquire exclusive marketing rights to SnET2 in the Field, to the extent that Miravant has a right to grant such rights. The parties contemplate conducting a feasibility evaluation concerning SnET2 in the Field. Thereafter, if the parties hereto execute and deliver an agreement providing for additional development and commercialization of SnET2 in the Field, such agreement shall extend to P&U the same right of first negotiation with respect to any photodynamic drugs developed by Miravant for use in the Field as are extended to P&U in respect of SnET2 pursuant to this letter agreement, subject to such termination provisions as the parties may agree. Miravant will provide P&U's General Counsel, at 95 Corporate Drive, Bridgewater, New Jersey 08807 with written notice that Miravant has developed or acquired SnET2 in the Field, together with the preclinical and clinical data then available to Miravant, or any other written notices required herein.


                  2. *****

                  3. *****

                  4. *****

                  5. *****

     *****Confidential Treatment Requested


                  6. THIS LETTER AGREEMENT AND ALL RIGHTS ARISING HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE.
                  7. This letter agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together constitute one and the same instrument.

                  8. This letter agreement may not be assigned without the written consent of the parties hereto, and any purported assignment made in violation of this provision shall be null and void. The provisions of the previous sentence notwithstanding, P&U may assign its rights and obligations under this letter agreement to any of its wholly owned subsidiaries without the consent of Miravant.

                                            Very truly Yours,



                                            PHARMACIA & UPJOHN, INC.


                         By:___________________________
                                      Name:
                                     Title:



Agreed and accepted as of the date hereof.

MIRAVANT MEDICAL TECHNOLOGIES


By:_______________________
   Name:
   Title: